UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 25, 2024

METHODE ELECTRONICS, INC.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-33731	36-2090085
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

8750 West Bryn Mawr Avenue
Chicago, Illinois		60631-3518
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (708) 867-6777

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.50 Par Value	MEI	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Consistent with prior years, in the first quarter of fiscal 2024, the Compensation Committee of the Board of Directors of Methode Electronics, Inc., established annual performance-based cash bonus opportunities for the Company’s named executive officers serving at the beginning of the year.

Following the completion of the fiscal 2024 performance period for these annual performance-based bonuses, the Compensation Committee offered Kevin M. Martin and Andrea J. Barry, the named executive officers who were employed by the Company at the time, along with certain other management team members, the opportunity to receive their annual performance-based awards in restricted stock units (or RSUs) rather than cash. The number of RSUs was determined by reference to the closing price of our common stock on July 25, 2024, the deadline to make such an election. RSU awards received in lieu of the cash bonuses will vest, subject to continued service, on March 7, 2025, or upon the recipient’s earlier death, disability, or termination of employment without cause.

In making this decision, the Compensation Committee determined that providing an opportunity to receive equity upon settlement of the performance-based bonus program would, among other objectives, contribute to aligning executives with stockholder interests. Ms. Barry and Mr. Martin elected to receive their annual performance-based awards in the form of 32,734 RSUs and 44,746 RSUs, respectively.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Methode Electronics, Inc.

Date:	July 29, 2024	By:	/s/ David Rawden
David Rawden Interim Chief Financial Officer